Exhibit 99.1

Multimedia Games’ Board of Directors Authorizes Modified Dutch Auction Tender Offer for

$25 Million of Its Common Stock

Board of Directors Concludes Strategic Review Process Multimedia Games To Webcast

Annual Shareholder Meeting

AUSTIN, Texas – May 29, 2007– Multimedia Games, Inc. announced today that it intends to initiate a modified Dutch auction self-tender to purchase up to $25 million of its common stock at a range of $12.25 to $13.50 per share. The low end of the range represents a 3.2% premium and the high end of the range represents a 13.7% premium to Multimedia Games’ closing share price on May 25, 2007. The mid-point of the per share price range represents a maximum aggregate repurchase of approximately 1.9 million shares, or approximately 7% of the Company’s approximately 27.8 million outstanding shares.

The modified Dutch auction self-tender is designed to return capital to shareholders within the covenants provided in the Company’s new revolving credit facility. Multimedia’s independent directors, Chief Executive Officer and Chief Financial Officer, who in aggregate own approximately 3.4 million shares or approximately 12.2% of the Company’s outstanding shares, have indicated that they do not intend to tender shares in the modified Dutch auction self-tender.

The planned initiation of modified a Dutch auction self-tender represents the conclusion of Multimedia Games’ Board of Directors’ review of prospective opportunities to enhance shareholder value with Bear, Stearns & Co. Inc. serving as the Company’s exclusive financial advisor. Together with its financial advisor, the Board’s Strategic Review Committee analyzed numerous potential opportunities to maximize shareholder value. Ultimately, the Committee and the Board unanimously concluded that shareholders could realize more value based on the Company’s successful execution of its current operational plan than could be realized in a near-term corporate transaction. Multimedia Games and its Board will continue to evaluate corporate, strategic and operational opportunities to increase shareholder value as they develop. Multimedia Games also indicated that with the conclusion of the strategic review process, the Board intends to actively resume its search for a new independent director to become the seventh member of the Board.

The Strategic Review Committee, which led the review, was comprised of two independent directors, the Company’s Chairman of the Board, Michael J. Maples Sr., and Emanuel R. Pearlman. Mr. Pearlman is the Chief Executive Officer of Liberation Investment Group, a New York-based investment management firm that owns approximately 2.3 million Multimedia Games’ common shares or approximately 8.3% of the Company’s outstanding shares.

Michael J. Maples, Sr., commented, “Since initiating our strategic review last summer, the Company has strengthened its competitive position in Oklahoma, significantly expanded its installed base in Mexico, benefited from the increased revenue now being generated in the New York VLT market and implemented meaningful cost reduction initiatives. During this period the Board, the Strategic Review Committee and management, in concert with our financial advisor, conducted a comprehensive review of options for enhancing shareholder value. The involved parties have determined that the initiation of a modified Dutch auction is a prudent use of our financial resources, given the value of our assets, current share price and our expectations for our future prospects.”

Emanuel R. Pearlman added, “As a Director, member of the Strategic Review Committee and one of the Company’s largest shareholders, I am confident that the near-term initiation of the modified Dutch auction is an important step in returning to shareholders some of the value inherent in Multimedia Games and positioning the company to create additional shareholder value. Importantly, the $25 million self-tender does not preclude the Board from authorizing additional share repurchases. Liberation Investment Group does not intend to tender shares in this modified Dutch auction, and I remain committed to continuing my work with my fellow directors and management to identify additional opportunities to drive value in our business, as our board remains committed to maximizing shareholder value.”

Clifton E. Lind, Multimedia’s President and Chief Executive Officer, commented, “Operationally, we will continue to execute on our strategies to offer customers in Oklahoma a diversified and competitive line of gaming content and platforms, support our customer in the Mexico market toward its goal of having 15 facilities open by calendar year-end, pursue placements in the Washington state replacement market, pursue our other market opportunities in new jurisdictions, and ensure that our operation of the New York VLT system serves as endorsement to other jurisdictions of our systems capabilities. The Board of Directors remains committed to our ongoing efforts to focus on maximizing the value of our business and its previously disclosed initiatives to improve profitability.”

The tender offer will be subject to certain customary terms and conditions, which will be described in the offer to purchase to be distributed to stockholders on the date the tender offer is commenced, which is expected to occur early in June. Multimedia is not making a recommendation to its stockholders as to whether to tender or refrain from tendering their shares into the tender offer.

A modified Dutch auction tender offer will allow shareholders to indicate how many shares and at what price within the Company’s specified range they wish to tender. Based on the number of shares tendered and the price specified by the tendering shareholders, the Company will determine the lowest price per share within the range that will enable it to purchase up to $25 million of its Common Stock.

The Company intends to finance the tender offer with internally generated funds and through borrowings under its new $150 million, five-year revolving credit facility. In December 2006, Multimedia Games reported that its Board had authorized management to negotiate an increase in its credit facility from $75 million to up to $150 million, and if such an increase was secured the uses of the increased facility could include, among other things, the expansion of the Company’s share repurchase program to up to $25 million.

This press release is not an offer to purchase or a solicitation of acceptance of the tender offer, which may be made only pursuant to the offer to purchase, as amended or supplemented. The tender offer is being made solely on the terms and conditions set forth in the offer to purchase. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the shares of common stock or any other securities. The tender offer is being made solely by the offer to purchase. No recommendation is made as to whether holders of the shares of common stock should tender their shares of common stock.

Annual Shareholder Meeting Webcast

Multimedia will webcast its annual shareholder meeting tomorrow, May 30, 2007 at 9:30 a.m. CT. Interested parties may access the live webcast at www.multimediagames.com/Investors. Following its completion, an archived version of the webcast will be available for replay at the same location for 30 days.

About the Company

Multimedia Games is a leading developer and supplier of comprehensive systems, content, electronic games and player terminals for the Native American gaming market, as well as for the casino, charity and international bingo, video lottery, and sweepstakes markets. The Company’s ongoing development and marketing efforts focus on gaming systems and products for use by Native American tribes throughout the United States, the commercial casino market, video lottery systems and other products for domestic and international lotteries, and products for charity and international bingo and emerging markets, including sweepstakes, promotional, amusement with prize, and coupon gaming opportunities. Additional information may be found at www.multimediagames.com.

Cautionary Language

This press release contains forward-looking statements based on Multimedia’s current expectations. The word “expects” and similar words and phrases as they relate to Multimedia are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risk that for competitive, regulatory or other reasons or future machine placements may fall short of our expectations; the risk that as a result of business, market or regulatory developments or plans and strategies may change and evolve; and the risk that we may face difficulties locating or retaining an acceptable additional director for our Board of Directors. Other important risks and uncertainties that may affect Multimedia’s business and operations are detailed from time to time in the “Certain Risks” and “Risk Factors” sections and elsewhere in Multimedia’s filings with the Securities and Exchange Commission. Multimedia disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Multimedia Games, Inc.

Clifton Lind, 512-334-7500 (President and CEO)

Randy Cieslewicz, 512-334-7500 (Chief Financial Officer)

or

Jaffoni & Collins Incorporated

Joseph N. Jaffoni, 212-835-8500

Richard Land, 212-835-8500

mgam@jcir.